Rent-A-Center: Fourth Quarter 2020 Earnings Review

IMPORTANT NOTICES 2 Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our goals, plans and projections with respect to our operations, financial position and business strategy. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," “maintain,” "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in light of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, (1) the impact on our business of the COVID-19 pandemic and related federal, state, and local government restrictions, including adverse changes in such restrictions or the potential re-imposition of such restrictions limiting our ability to operate or that of our retail partners or franchisees, and the continuing economic uncertainty and volatility that has resulted from such matters, (2) risks relating to our acquisition of Acima in February 2021, including the possibility that the anticipated benefits of the acquisition will not be fully realized or take longer to realize than expected, changes in the Company’s future cash requirements as a result of the acquisition and the Company’s ability to successfully integrate Acima’s operations, and (3) the other risks detailed from time to time in the reports filed by us with the SEC, including our most recently filed Annual Report on Form 10-K, as may be updated by reports on Form 10-Q or Form 8-K filed thereafter. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward- looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Use of Non-GAAP Financial Measures This communication contains certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis and (3) Free Cash Flow (net cash provided by operating activities less capital expenditures). This communication also contains Adjusted EBITDA information with respect to Acima Holdings, LLC (adjusted earnings before interest, taxes, depreciation and amortization, including all general and administrative expenses and stock based compensation, and excluding items not deemed by management to reflect core business activities). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature and which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included in the appendix of this communication. Because of the inherent uncertainty related to the special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA and Free Cash Flow have also been used as part our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for or superior to, and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. Note that all sources in this presentation are from Company reports and Company estimates unless otherwise noted.

2020 FULL YEAR REVIEW



Preferred Lease Invoice Volume
Year-over-Year Growth
30%
25%
20%
15%
10%
5%
0%
25.0%
Q1 '20
Q2 '20
Q3 '20
Q4 '20



Rent-A-Center Business
2-Year Same Store Sales
20%
15%
10%
5%
0%
14.9%
Q1 '20
Q2 '20
Q3 '20
Q4 '20

- Acquired Acima for $1.65bn[1] in February 2021, materially accelerating Rent-A-Center's expectations for growth, with accretion to commence this FY 2021
- 2020 Consolidated revenues of $2,814 million, up 5.4% versus 2019
- 2020 Adjusted EBITDA[1] of $331 million increased 30% over 2019 and Non-GAAP Diluted EPS[2] of $3.53 increased 58% over 2019
- Preferred Lease annual invoice volume rose over 20%, which drove 8.1% revenue growth in 2020 and should benefit further revenue growth as the team executes on growing pipeline
- Twelve consecutive quarters of positive same store sales in the Rent-A-Center Business (+14.9% on a 2-year basis), with a significant year over year increase in profitability
- E-commerce +53% in fourth quarter to 22% of Rent-A-Center sales to end the year

[1] Based on our stock price in December 2020 prior to signing the transaction.
[2] Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation.

Note: Same store sale methodology - Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. Due to the COVID-19 pandemic and related temporary store closures, all 32 stores in Puerto Rico were excluded starting in March 2020 and will remain excluded for 18 months.

3

4 LONG TERM STRATEGIC AND FINANCIAL GOALS FOR RENT-A-CENTER CONSOLIDATED BUSINESS 1 ACHIEVE CONSOLIDATED REVENUE AT $6 BILLION BY 2023 (A 50% INCREASE, PRO FORMA FOR THE ACIMA ACQUISITION), DRIVEN BY APPROXIMATELY 25% ANNUAL GROWTH AT ACIMA 2 INCREASE CONSOLIDATED ADJ. EBITDA MARGINS TO MID-TEENS BY 2023 3 ACHIEVE PRO FORMA INCREASE OF APPROXIMATELY 60% IN CONSOLIDATED ADJUSTED EBITDA BY 2023 ACQUISITION EXPECTED TO BE APPROXIMATELY 30% ACCRETIVE IN 2021 AND SIGNIFICANTLY HIGHER IN YEAR TWO 4 REDUCE NET LEVERAGE TO <2.0X WITHIN 18 MONTHS WHILE MAINTAINING ROBUST LIQUIDITY

5 ACIMA AT A GLANCE 1 Adjusted EBITDA is a non-GAAP measure; Adjusted earnings before interest, taxes, depreciation and amortization (Adj. EBITDA), includes all G&A expenses and stock based compensation (SBC) and excludes items not deemed by management to reflect core business activities Strategic rationale and benefits of the transaction  Accelerates Rent-A-Center’s growth as a premier platform across both traditional & virtual lease-to-own (“LTO”) solutions  Significantly expands nationwide retail partner base and enhances the ability to compete for high-value national retail accounts  Sophisticated underwriting and decision engine, with expanding digital payment solutions and a superior back-end infrastructure  Expanded e-commerce platform and effective integration at point-of-sale to support retail partner digital transactions  Experienced leadership team and high-performing sales team with proven track record and winning culture  Strong synergy potential with both Rent-A-Center and Preferred Lease segments  Dramatically increases scale, profitability, and free cash flow generation  Expected to be approximately 30% accretive in 2021 and significantly higher in 2022 90% Revenue CAGR (2016-2020) $1.26bn Revenue (2020) $230mm Adj. EBITDA (2020)1 175% Adj. EBITDA CAGR (2016-2020)1 18% Adj. EBITDA Margin (2020)1 38% Invoice Volume Growth (2020) Key Acima standalone metrics

11.8% 13.8% Mid- Teens 2020 2023E 1 Adjusted EBITDA is a non-GAAP measure; See appendix for a reconciliation to the most comparable GAAP measure; Adjusted earnings before interest, taxes, depreciation and amortization (Adj. EBITDA), includes all G&A expenses and stock based compensation and excludes items not deemed by management to reflect core business activities ACIMA RAPIDLY ACCELERATES OUR FINANCIAL OBJECTIVES Consolidated Adj. EBITDA 1 Consolidated Adj. EBITDA margin1 6 Rent-A-Center Acima Illustrative PF growthConsolidated 2023E target $2.8bn $1.3bn $4.1bn $6bn+ 2020 2023E $331mm $230mm $561mm $850mm+ 2020 2023E Consolidated Revenue Acima materially augments our financial profile, driving mid-teens long term revenue growth and margins Revenue expected to increase approximately 50% on a pro forma basis by 2023 Adj. EBITDA expected to increase approximately 60% on a pro forma basis by 2023

TWO INDUSTRY LEADING PLATFORMS, ONE LTO VISION

Rent-A-Center



Nationwide store model


12 MONTHS TO OWN

e-commerce LTO platform

Key brands

ASHLEY, SONY, Whirlpool, hp, Microsoft, ATD, LG, DELL, SAMSUNG

~2,400
Retail stores[1]

20-25%
Sales from e-commerce

acima

acima Leasing
Foundational LTO Program

acima Digital
Seamless LTO across mobile, web & store

acima MarketPlace
Proprietary platform to facilitate e-commerce

Key retail partners

wayfair, ASHLEY, Conn's, ROOMS TO GO, BOB'S FURNITURE, BIG O TIRES, ATD, America's MATTRESS, VCF VALUE CITY FURNITURE, Nebraska Furniture Mart

~19,000
3rd party retail stores

~15%
Sales from e-Commerce

[1] Includes ~450 franchised stores and approximately 120 Mexico locations

7

8 PRIORITIES FOR ACIMA Integration planning Financial targets (includes Preferred Lease)  Integrate Preferred Lease and Acima  Preferred Lease business will migrate into Acima  Combined business will be referred to as the Acima segment  Acima’s Salt Lake City office will support the operations of both Acima and Preferred Lease  Plug new Preferred Dynamix technology into Acima platform  Complementary technology, channels, retail partners, and product verticals driving meaningful potential synergies  Opportunities for margin expansion by migrating Preferred Lease onto Acima’s decision engine and technology platform  Acima returned merchandise monetization in Rent-A-Center stores  Overhead savings opportunities 20-25% Long term annual revenue growth $2.34bn 2021E Revenue1,2 $335mm 2021E Adj. EBITDA1,2,3 Mid-teens Long term annual Adj. EBITDA margin Integration of Acima driving increased revenue growth and expense savings, leading to higher long term margins 1 Acima 2021E financials include approximately 10.5 months post-close of acquisition and approximately $20M of Acima corporate G&A expenses are included in the Corporate segment 2 Based on the midpoint of 2021E guidance 3 Adjusted EBITDA is a non-GAAP measure. Because of the inherent uncertainty related to items excluded from this non-GAAP measure (as described in the Appendix), management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort. $40 - $70mm in potential run-rate synergies $25mm to be realized in 2021E

9 Seamless LTO across mobile, web & store Proprietary platform to facilitate e-commerce Superior tech platform delivers excellent experience for customer and merchant + = Frictionless front-end virtual retail shopping experience Low-friction third-party LTO program driven by technology Cutting edge identity verification and fraud detection techniques Diversified merchant base driven by a high performance sales team Proprietary back-end risk management decisioning Sustained profitable scale ACCELERATED GROWTH THROUGH A PROPRIETARY DIGITAL PLATFORM

10 THE LTO MARKET IS GROWING RAPIDLY AS RETAILERS CONTINUE TO ADOPT AND EXPAND ACCESS TO LTO OPTIONS AT THE POINT OF SALE Source: Management estimates, Experian New verticals Expansion into broader merchant verticals at the POS E-commerce / marketplace Provide virtual LTO solutions available in brick and mortar to customers online National retailers Providing LTO solutions to national retailers is a significant untapped opportunity Partnerships/ Integrations Partnerships / integrations with other POS fintech companies Growth in existing verticals Strong and growing diverse merchant base with minimal concentration risk Growth with existing customers Strong growth in new verticals while existing verticals continue to scale Total Addressable Market for LTO $40bn - 50bn Traditional LTO Digital / Omni- Channel LTO E-commerce LTO marketplace

11 RENT-A-CENTER BUSINESS: DRIVING SUSTAINABLE, PROFITABLE GROWTH Long-Term Growth Strategies Financial targets Increase omni-channel sales while leveraging existing store infrastructure Accelerate e-commerce growth via enhancements to platform Leverage Acima decision engine; expand digital payment and communication Continue expansion into emerging product categories (Tires, Tools, Handbags) Low to mid single digit Long term same store sales $1.86bn 2021E Revenue1 $385mm 2021E Adj. EBITDA1,2 20%+ Long term Adj. EBITDA margin 1 Based on the midpoint of 2021E guidance 2Adjusted EBITDA is a non-GAAP measure. Because of the inherent uncertainty related to items excluded from this non-GAAP measure (as described in the Appendix), management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort.

12 EVOLVING THE RENT-A-CENTER MODEL VIA DIGITAL Rent-A-Center Business e-commerce share of total revenues 1 Rent-A-Center Business % of revenue from digital payments 1 12% 12% 14% 15% 17% 20% 21% 22% >30% Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Target 20% 23% 25% 28% 36% 41% 46% 49% >50% Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 2021E Digital acceleration in the RAC business has generated over 50% growth in e-commerce revenues in the fourth quarter 2020 1 Figures reflect last period within the quarter

13 Q4 2020 FINANCIAL HIGHLIGHTS Consolidated  Revenue Growth: +7.3% versus last year  Adjusted EBITDA of $97M, higher by 52.2 percent versus last year  Non-GAAP Diluted EPS of $1.03, higher by 77.2 percent versus last year Preferred Lease  Invoice Volume Growth: Approximately 25% versus last year  Skip / Stolen Losses: 11.6% of revenue, lower by 260 basis points versus last year Rent-A-Center Business  Same Store Sales: +13.7% versus last year  Q4 Ending Lease Portfolio: +10.0% versus last year  Skip / Stolen Losses: 2.6% of revenue, lower by 150 basis points versus last year Balance Sheet 1  Debt $42M lower and increased cash by $89M versus last year 1 In connection with the acquisition of Acima in February 2021, the Company refinanced its prior indebtedness and incurred substantial new indebtedness, as discussed in the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2021.

14 2021 GUIDANCE Annual Guidance Consolidated 1,2 Low High Revenues ($bn) $4.305 $4.455 Adjusted EBITDA ($mm) 4 $570 $620 % revenues 13.2% 13.9% Diluted Non-GAAP EPS 4 $5.00 $5.55 Free Cash Flow ($mm) 3,4 $145 $195 Acima Segment (includes Preferred Lease) 1 Revenues ($bn) $2.290 $2.390 Adjusted EBITDA ($mm) 4, 5 $320 $350 % revenues 14.0% 14.7% Rent-A-Center Business Segment Revenues ($bn) $1.830 $1.880 Adjusted EBITDA ($mm) 4 $375 $395 % revenues 20.5% 21.0% 1 Acima 2021E financials based on ~10.5 months post-close of acquisition 2 Includes Rent-A-Center Business, Acima, Mexico, Franchise and Corporate segments 3 Free Cash Flow defined as net cash provided by operating activities less capital expenditures 4 Adjusted EBITDA, non-GAAP diluted earnings per share and free cash flow are non-GAAP measures reconciled to GAAP financial measures. Because of the inherent uncertainty related to items excluded from these non-GAAP financial measures, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort. 5 Corporate expenses related to Acima of approximately $20M will be reflected in the Corporate segment

15 2021 FREE CASH FLOW WALK Annual Walk Consolidated ($mm)1 Low High Midpoint Adj. EBITDA2 $595 Less: Cash taxes (40) (30) Less: Interest expense (75) (70) Less: Capex (70) (65) Plus: Change in working capital (280) (255) Plus: Stock based compensation 15 20 Free Cash Flow $145 $195 1 Includes Rent-A-Center Business, Acima, Mexico, Franchise and Corporate segments 2 Adjusted EBITDA, and free cash flow are non-GAAP measures reconciled to GAAP financial measures. Because of the inherent uncertainty related to items excluded from these non-GAAP financial measures, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort.

16 DEBT STRUCTURE AS OF CLOSING ($ mm) Rate $550mm Asset Based Loan 2 $165 200 bps + L Term Loan B 2 875 400 bps + L 1 Unsecured Senior Notes 2 450 6.375% Total debt $1,490 Net Debt to Adjusted EBITDA 2.4x 1 TLB Libor has a 75 bps floor 2 ABL due Feb. 2026, TLB due Feb. 2028, Senior Unsecured Notes due Feb. 2029 ACIMA ACQUISITION: DEBT STRUCTURE

17 BALANCE SHEET & CAPITAL ALLOCATION PRIORITIES Investing in working capital to fuel organic growth of the largely untapped virtual LTO business#1 Reducing net leverage to <2.0x within 18 months, with a long term leverage target of 1.5x, while maintaining robust liquidity #2 Driving total shareholder return through dividends and opportunistic share repurchases #3 ACIMA ACQUISITION: PRIORITIES

Appendix

19 Q4 2020 FINANCIAL HIGHLIGHTS 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. Q4 2020 In millions, except percentages and EPS Actual % of Total Revenue Rent-A-Center Business $464 64.8% Preferred Lease $201 28.1% Franchising $37 5.1% Mexico $14 2.0% Total Revenue $716 100.0% % of Segment Revenue Rent-A-Center Business $103 22.2% Preferred Lease $18 9.1% Franchising $4 10.6% Mexico $2 15.4% Corporate ($30) (4.2%) Adjusted EBITDA1 $97 13.5% Non-GAAP Diluted EPS1 $1.03 Selected Metrics Q4 2020 Cash $159.5 Debt (excluding financing fees) $198 Net Debt to Adjusted EBITDA 0.1x

20 RECONCILIATION OF NET EARNINGS PER SHARE TO NON-GAAP DILUTED EARNINGS PER SHARE 1 Refer to slides 21 and 22 for additional details (in thousands, except per share data) Amount Per Share Amount Per Share Amount Per Share Amount Per Share Net Earnings 56,300$ 1.00$ 40,491$ 0.72$ 208,115$ 3.73$ 173,546$ 3.10$ Special items, net of taxes Other (gains) charges1 20,859 0.55 (13,777) (0.24) 26,801 0.48 (46,725) (0.83) Debt refinancing charges - - - - - - 1,470 0.03 Discrete income tax items (19,724) (0.52) 6,009 0.10 (37,966) (0.68) (3,194) (0.06) Net earnings excluding special items 57,435$ 1.03$ 32,723$ 0.58$ 196,930$ 3.53$ 125,097$ 2.24$ 2020 2019 Three Months Ended December 31, Twelve Months Ended December 31, 2020 2019

RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA (CONSOLIDATED AND BY SEGMENT)

	Three Months Ended December 31, 2020					
(in thousands)	Rent-A-Center Business	Preferred Lease	Mexico	Franchising	Corporate	Consolidated
GAAP Operating Profit (Loss)	**$ 80,354**	**$ 17,319**	**$ 2,055**	**$ 3,876**	**$ (48,965)**	**$ 54,639**
Plus: Amortization, Depreciation	5,153	524	121	12	7,777	13,587
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Store sale	16,600	-	-	-	-	16,600
Acima acquisition	-	-	-	-	6,400	6,400
Legal settlement reserves	-	-	-	-	3,500	3500
Asset disposals	6	4	-	-	1,269	1279
Store closure costs	389	-	23	-	-	412
State tax audit assessment reserves	-	400	-	-	-	400
COVID-19 impacts	284	-	-	-	-	334
Cost savings initiatives	(8)	37	-	-	(306)	(277)
Nationwide protest impacts	139	-	-	-	-	139
Adjusted EBITDA	**102,917**	**18,284**	**2,199**	**3,888**	**(30,275)**	**97,013**

	Three Months Ended December 31, 2019					
(in thousands)	Rent-A-Center Business	Preferred Lease	Mexico	Franchising	Corporate	Consolidated
GAAP Operating Profit (Loss)	**$ 65,553**	**$ 16,989**	**$ 1,451**	**$ 2,489**	**$ (18,648)**	**$ 67,834**
Plus: Amortization, Depreciation	5,203	493	84	3	9,533	15,316
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Headquarters sale	-	-	-	-	(21,819)	(21,819)
Store closures	1,251	-	30	-	-	1,281
State tax audit assessments	-	-	-	-	527	527
Legal and professional fees	-	-	-	-	227	227
Cost savings initiatives	222	115	-	-	(191)	146
Insurance reimbursement proceeds	(118)	-	-	-	-	(118)
Legal settlement	-	-	-	-	(104)	(104)
Adjusted EBITDA	**72,111**	**17,597**	**1,585**	**2,492**	**(30,035)**	**63,730**

21

RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA (CONSOLIDATED AND BY SEGMENT)

	Twelve Months Ended December 31, 2020					
(in thousands)	Rent-A-Center Business	Preferred Lease	Mexico	Franchising	Corporate	Consolidated
GAAP Operating Profit (Loss)	$ 333,379	$ 57,847	$ 5,798	$ 12,570	$ (172,258)	$ 237,336
Plus: Amortization, Depreciation	19,912	2,066	413	40	34,227	56,658
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Store sale	16,600	-	-	-	-	16,600
Legal settlement reserves	-	-	-	-	7,900	7900
Acima acquisition	-	-	-	-	6,400	6,400
Legal settlement	-	-	-	-	(2,800)	(2,800)
Store closure costs	2,052	-	37	-	-	2,089
Asset disposals	531	4	-	-	1,269	1,804
Cost savings initiatives	577	193	-	-	813	1,583
State tax audit assessment reserves	261	400	-	-	564	1,225
COVID-19 impacts	883	115	-	-	155	1,153
Nationwide protest impacts	942	-	-	-	-	942
Insurance reimbursement proceeds	(341)	-	-	-	-	(341)
Adjusted EBITDA	374,796	60,625	6,248	12,610	(123,730)	350,549

	Twelve Months Ended December 31, 2019					
(in thousands)	Rent-A-Center Business	Preferred Lease	Mexico	Franchising	Corporate	Consolidated
GAAP Operating Profit (Loss)	$ 235,964	$ 83,066	$ 5,357	$ 7,205	$ (77,733)	$ 253,859
Plus: Amortization, Depreciation	20,822	1,533	401	45	38,303	61,104
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Vintage Merger termination settlement	-	-	-	-	(92,500)	(92,500)
Headquarters sale	-	-	-	-	(21,819)	(21,819)
Legal and professional fees	-	-	-	-	21,429	21,429
Legal Settlementments	-	-	-	-	12,896	12,896
Cost savings initiatives	8,141	500	-	-	1,593	10,234
Store Closures	7,222	-	136	-	-	7,358
State tax audit assessments	-	-	-	-	2,381	2,381
Insurance reimbursement proceeds	(1,147)	-	-	-	-	(1,147)
Legal settlement reserves	-	-	-	-	440	440
Adjusted EBITDA	271,002	85,099	5,894	7,250	(115,010)	254,235

22

23 RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITES TO FREE CASH FLOW 2019 2019 (in thousands) Amount Amount Amount Amount Net cash provided by operating activities (59,724)$ (12,713)$ 236,502$ 215,416$ Purchase of property assets (11,988) (9,147) (34,545) (21,157) Hurricane insurance recovery proceeds - 118 158 1,113 Free cash flow (71,712)$ (21,742)$ 202,115$ 195,372$ Proceeds from sale of stores 14,281$ 52,795$ 14,477$ 69,717$ Acquisitions of businesses - (193) (700) (28,915) Free cash flow including acquisitions and divesitures (57,431)$ 30,860$ 215,892$ 236,174$ 2020 2020 Three Months Ended December 31, Twelve Months Ended December 31,